                                                                   Exhibit 99.10


SUBSCRIPTION AGENT AGREEMENT



                                                       Date:  February ___, 1997


ChaseMellon Shareholder Services, L.L.C.
450 West 33rd Street - 10th Floor
New York, New York  10001

Attn:  Reorganization Department
       -------------------------

Gentlemen:

          Chartwell Leisure Inc., a Delaware corporation (the "Company"), is making an offer to issue (the "Subscription Offer") to the holders of record of its outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on February ___, 1997 (the "Record Date"), the right to subscribe for and purchase (each a "Right") shares of Common Stock (the "Additional Common Stock") at a purchase price of $14.00 per share of Additional Common Stock (the "Subscription Price"), payable by cashier's or certified check, upon the terms and conditions set forth herein. Rights will be distributed at the rate of .23 Rights per share of Common Stock. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term "Subscription" shall mean any such submission. The Subscription Offer will expire at 5;00 p.m., New York City Time, on March ___, 1997 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

          The Company filed an Amendment No. 1 to the Form S-3 Registration Statement (the "Registration Statement") relating to the Additional Common Stock (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February ___, 1997. Said Registration Statement was declared effective on February ___, 1997. The terms of the Subscription Offer are more fully described in the Prospectus forming part of the Registration Statement as it was declared effective, and the Letter of Instructions filed as an Exhibit thereto. Copies of the Prospectus, the Letter of Instructions and the Notice of Guaranteed Delivery are annexed hereto as Exhibit 1, Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").

          The Rights are evidenced by shareholder rights subscription certificates (the "Certificates"), a copy of the form of which is annexed hereto as Exhibit 4. The Rights entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of 1 share for each Right (the "Basic Subscription Privilege"). No fractional shares will be issued, but the Subscription Offer includes a step-up privilege entitling the holder of Rights or a combination of Rights evidencing fewer than 1 Right, or a total number of Rights not evenly divisible by 1, if said holder fully exercises the Right or Rights accompanying the Subscription Offer, to subscribe and pay the Subscription Price for one full share of Additional Common Stock in lieu of a fractional share without furnishing any additional Rights (the "Step-up Privilege"). Rights which are sold will not retain Step-up Privileges. Reference is made to the Prospectus for a complete description of the Basic Subscription Privilege and the Step-up Privilege.

          The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Subscription Offer and agrees with you as follows:

          1)  As Subscription Agent, you are authorized and directed to:

          (A) Issue the Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

          (B) Promptly after you receive the Record Stockholders List:

          (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Certificate evidencing the Rights to which such stockholder is entitled under the Subscription Offer, (ii) a copy of the Prospectus, (iii) a Letter of Instructions,
          (iv) a Notice of Guaranteed Delivery and (v) a return envelope addressed to the Subscription Agent; and

          (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i) a copy of the Prospectus, (ii) a Notice of Guaranteed Delivery and (iii) a Letter of Instructions (different from the Letter of Instruction sent to stockholders whose address of record is within the United States and Canada). You shall refrain from mailing Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 5:00 p.m., New York City Time, on March ___, 1997.

          (C) Mail or deliver a copy of the Prospectus (i) to each assignee or transferee of Rights upon your receiving appropriate documents to register the assignment or transfer thereof and (ii) with certificates for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Rights.

          (D) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus.

          (E) Subject to the next sentence, accept Subscriptions from stockholders whose Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of shares of Additional Common Stock Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Certificates and you shall withhold delivery of the shares of Additional Common Stock Subscribed for until after the Rights evidenced by such Certificates have expired and it has been determined that the Rights evidenced by such Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

          (F) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

          (a) if the Right(s) is/are registered in the name of a fiduciary and is executed by and the Additional Common Stock is to be issued in the name of such fiduciary;

          (b) if the Right(s) is/are registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

          (c) if the Right(s) is/are registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Additional Common Stock is to be issued in the name of such corporation; or

          (d) if the Right(s) is/are registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Additional Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

          (G) Accept Subscriptions not accompanied by Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Additional Common Stock Subscribed for.

          (H) Accept Subscriptions even though unaccompanied by Certificates, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus.

          (I) Refer to the Company for specific instructions as to acceptance or rejection of (i), Subscriptions received after the Expiration Time, (ii) Subscriptions not authorized to be accepted pursuant to this Section 1 and (iii) Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Certificates.

          (J) Upon acceptance of a Subscription:

          (a) hold all monies received in a special account for the benefit of the Company. Promptly following the Expiration Time you shall distribute to the Company the funds in such account and issue certificates for shares of Additional Common Stock issuable with respect to Subscriptions which have been accepted.

          (b) advise the Company daily by telecopy and confirm by letter to the Company to the attention of Douglas H. Verner, Esq. (the "Company Representative"), with copies to John N. Turitzin, Esq. at Battle Fowler LLP, 75 E. 55th Street, New York NY 10022 as to the total number of shares of Additional Common Stock Subscribed for, total number of Rights sold, total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at 212-692-1400, confirmed by telecopy, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

          (c) as promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with
          (b) above of the number of shares Subscribed for, the number of Subscription guarantees received and the number of shares of Additional Common Stock unsubscribed for.

          (K) Upon completion of the Subscription Offer, you shall requisition certificates from the Transfer Agent for the Common Stock for shares of Additional Common Stock Subscribed for.

          2) (a) The Rights shall be issued in registered form only. The Company shall appoint and have in office at all times a transfer agent (the "Transfer Agent") and registrar (the "Register") for the Rights, satisfactory to you, which shall keep books and records of the registration and transfers and exchanges of Rights (such books and records are hereinafter called the "Rights Register"). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Rights. The Company shall promptly notify you of any change in the Transfer Agent and Registrar of the Rights.

          (b) All Rights issued upon any registration of transfer or exchange of Rights shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Rights surrendered for such registration of transfer or exchange.

          (c) Any Certificate when duly endorsed in blank shall be deemed negotiable, and when a Certificate shall have been so endorsed the holder thereof may be treated by the Company, you and all other persons dealing therewith as the absolute owner for any purpose of the Rights represented thereby, any notice to the contrary notwithstanding, but until such transfer is registered in the Rights Register, the Company and you may treat the registered holder thereof as the owner for all purposes.

          3) You will follow your regular procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Additional Common Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any shares of Additional Common Stock to such stockholder.

          4) You will examine the Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the applicable Letter of Instructions. In the event you determine that any Certificate does not appear to you to have been properly completed or executed, or where any Certificate does not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from the Company the Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Certificate has been cured or waived and that such Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing stockholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Certificates or by registered mail insured separately for the value of such Certificates), to such stockholder's address of record, any Certificates surrendered in connection therewith and any other documents received with such Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.

          5) Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

          6) (a) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent for the Common Stock to issue certificates evidencing the appropriate number of shares of Additional Common Stock as required from time to time in order to effectuate the Subscriptions.

          (b) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Additional Common Stock issuable upon the exercise of the Rights at the time of delivery of the Certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

          (c) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Rights or Additional Common Stock issued upon exercise of Rights.

          7) If certificates representing shares of Additional Common Stock are to be delivered by you to a person other than the person in whose name a surrendered Certificate is registered, you will issue no certificate for Additional Common Stock until the Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Additional Common Stock in a name other than that of the registered holder of the Rights evidenced by such surrendered Certificate, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

          8) Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

          9) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Certificate or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 10, 12, and 13 of this Agreement shall survive any termination of this Agreement.

          10)  As agent for the Company hereunder you:

          (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

          (b) shall have no obligation to issue any shares of Additional Common Stock unless the Company shall have provided a sufficient number of certificates for such Additional Common Stock;

          (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Certificates surrendered to you hereunder or shares of Additional Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

          (d) shall not be obligated to take any legal action hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;

          (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

          (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

          (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

          (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

          (i) may consult with counsel satisfactory to you, including ____________________________________________, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

          (j) may perform any of your duties hereunder either directly or by or through agents or attorneys and you shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder; and

          (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

          11) In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer or your duties hereunder or the rights of the Company or of any stockholders surrendering Certificates pursuant to the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such stockholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

          12) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

          13) Whether or not any Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Exhibit A hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel.

          14) The Company covenants to indemnify and hold you and your officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any loss, liability, damage or expense (including without limitation any loss, liability, damage or expense incurred for accepting Certificates tendered without a signature guarantee and the fees and expenses of counsel) incurred (a) without gross negligence or bad faith or (b) as a result of your acting or failing to act upon the Company's instructions, arising out of or in connection with the Subscription Offer, this Agreement or the administration of your duties hereunder, including without limitation the costs and expenses of defending and appealing against any action, proceeding, suit or claim in the premises. In no case shall the Company be liable under this indemnity with respect to any action, proceeding, suit or claim against you unless the Company shall be notified by you, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of any action, proceeding, suit or claim made or commenced against you promptly after you shall have been served with the summons or other first legal process or have received the first written assertion giving information as to the nature and basis of the action, proceeding, suit or claim, but failure so to notify the Company shall not release the Company of any liability which it may otherwise have on account of this Agreement. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable for special, indirect or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such loss or damage and regardless of the form of action.

          15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

          16) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

          17) In the event that any claim of inconsistency between this Agreement and the terms of the Subscription Offer (as contained in the Prospectus) arise, as they may from time to time be amended, the terms of the Subscription Offer shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

          18) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

          19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth above, Attention: Douglas H. Verner, Esq., with a copy to John N. Turitzin, Esq. at Battle Fowler LLP, 75 E. 55th Street, New York, NY 10001 or, if to the Subscription Agent, to ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001, Attention:
Reorganization Department, or to such other address as a party hereto shall notify the other parties.

          20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

          21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

          Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                              Very truly yours,

                              CHARTWELL LEISURE INC.


                              By: _______________________________
                                    Martin L. Edelman, President

Title:
Address for notices:

Accepted as of the date
above first written:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,
AS SUBSCRIPTION AGENT


By:___________________________
     Name:
     Title:

               Exhibit 1      Prospectus
               Exhibit 2      Letter of Instructions
               Exhibit 3      Notice of Guaranteed Delivery
               Exhibit 4      Form of Certificate
               Exhibit 5      Fee Schedule
               Exhibit 6      Incumbency Certificate

                                   EXHIBIT A

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                Schedule of Fees
                                       as
                               Subscription Agent
                                      for


  I.   Set Up and Administrative Fee                            $ 2,500

  II.  Processing Basic subscriptions, each                     $ 10.00

  III. Transferring subscription certificates, split-ups,
       reissuing new certificates, round-ups, each              $  7.50

  IV.  Issuing subscription certificates to record date
       holders, each and follow-up mailings                     $  7.50

  V.   Processing oversubscriptions, including proration and
       refunds, each                                            $  3.00

  VI.  Sale of Rights for holders, each                         $  7.00

  VII. Subscriptions requiring additional handling
       (window items, defective presentations, correspondence
       items, legal items,and items not providing a taxpayer
       identification number), each                             $ 10.00

  VIII.Processing Guarantee of Delivery items, each             $ 10.00

  IX.  Handling Selected Dealer payments, each                  $ 10.00

  X.   Broker fees for selling Rights, per Right               By Appraisal

  XI.  Special Services                                        By Appraisal

  XII. Out-of-pocket Expenses (including but not limited to
       postage, stationery, telephones, overnight couriers,
       messengers, overtime, dinners, transportation, shipping
       and trucking                                             Additional

  XIII.Minimum Fee                                               $10,000

                                   EXHIBIT B


                             INCUMBENCY CERTIFICATE
                                       OF
                             CHARTWELL LEISURE INC.

          The undersigned, Douglas H. Verner, does hereby certify that he is the duly elected Executive Vice President, General Counsel and Secretary of CHARTWELL LEISURE INC., a Delaware corporation (the "Company"), and that the following persons are duly elected, qualified and acting officers of the Company, holding the offices set forth opposite their names, and that the signatures set forth opposite their names are genuine signatures of such persons:


       Name                      Office              Signature

Richard L. Fisher    Chairman of the Board of
                     Directors and Chief Executive
                     Officer                          ----------
Martin L. Edelman    Director and President
                                                      ----------
Ronald E. Jackson    Chief Operating Officer
                                                      ----------
Kenneth J. Weber     Chief Financial Officer
                                                      ----------
Douglas H. Verner    Executive Vice President,
                     General Counsel and Secretary
                                                      ----------

          IN WITNESS WHEREOF, the undersigned has hereto signed his name on this ____ day of February, 1997.


                                    -----------------------------------
                                    Douglas H. Verner, Executive
                                    Vice President, General Counsel and
                                    Secretary

          The undersigned, Martin L. Edelman, President of CHARTWELL LEISURE INC., a Delaware corporation, does hereby certify that DOUGLAS H. VERNER is the duly elected Executive Vice President, General Counsel and Secretary of the Company and that the signature set forth immediately above is his genuine signature.

                                    ---------------------------------
                                    Martin L. Edelman, President